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                  NEW ENGLAND ENERGY INCORPORATED
                           Balance Sheet
                         At March 31, 1998
(expressed in millions, rounded to hundred thousands of dollars)
                (Unaudited, Subject to Adjustment)
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                              ASSETS
                              ------
  Cash, including temporary cash investments
   of $12,000,000 with affiliated companies                    $   12.4
  Accounts receivable:
    From sales of coal - associated company                       15.6
    Tax benefit receivable                                        42.1
  Prepaid expenses                                                  .4
                                                              --------
   Total current assets                                        $        70.5
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            LIABILITIES AND PARENT COMPANY'S INVESTMENT
            -------------------------------------------
Current liabilities:
  Accounts payable                                                 9.3
  Accounts payable - associated companies                           .1
  Accrued taxes                                                   63.0
  Miscellaneous current and accrued liabilities                     .5
                                                              --------
   Total current liabilities                                      72.9

Parent company's investment:
  Subordinated notes payable to parent                            23.6
  Common stock, par value $1 per share, and
   other paid-in capital                                            .2
  Accumulated deficit                                            (26.2)
                                                              --------
   Total parent company's investment                              (2.4)
                                                              --------
   Total liabilities and parent company's investment                         $   70.5
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